Exhibit 99.1

Avid Announces Third Quarter 2016 Results

Continued Strong Growth in Cloud-Enabled Subscriptions
Efficiency Program and Completion of Transformation in Q2 2017 On-Track
Full-Year Guidance Updated to Reflect Transition of Storage Product and Continued Enterprise Market Volatility

BURLINGTON, MA, November 9, 2016 Avid® (Nasdaq:AVID) announced its third quarter 2016 financial results today and updated its guidance for full year 2016.

Third Quarter 2016 Financial Highlights

•
GAAP and non-GAAP Revenue was $119.0 million, slightly below the guidance range due to the transition of the storage product and higher proportion of recurring revenue bookings, and down $18.4 million year-over-year

•	GAAP Gross Margin of 63.3% was down 0.6 percentage points year-over-year; non-GAAP Gross Margin of 65.1% was down 0.3 percentage points year-over-year

•	GAAP Operating Expenses were $66.9 million, down $6.5 million year-over-year; non-GAAP Operating Expenses were $58.4 million, in-line with guidance and down $9.8 million year-over-year.

•	GAAP Net Income was $9.1 million, down $2.0 million year-over-year; Adjusted EBITDA was $22.9 million, in-line with guidance and down $2.1 million year-over-year

•
GAAP Net Cash used in Operating Activities was $3.9 million, an improvement of $6.0 million year-over-year and an improvement of $29.9 million quarter-over-quarter; Adjusted Free Cash Flow use was $2.6 million, in-line with guidance, an improvement of $7.9 million year-over-year and an improvement of $27.6 million quarter-over-quarter

•
Bookings and Constant Currency Bookings were $89.5 million and $94.8 million, respectively, below guidance due to the transition of storage product and enterprise market volatility, and down $25.6 million and $26.2 million year-over-year, respectively

Avid Everywhere Momentum Continues

•	More than 40,000 enterprise users on the MediaCentral platform at the end of Q3 2016, an increase of 43% year-over-year

•	More than 50,000 paying individual, cloud-enabled subscribers, a substantial majority of whom are new users, at the end of Q3 2016, a 2.9x increase year-over-year

•	Bookings attributable to recurring revenue represented approximately 39% of total Q3 2016 bookings, up from 28% in Q3 2015

“We are pleased that our non-GAAP Operating Expenses, Adjusted EBITDA and Adjusted Free Cash Flow were in-line with guidance and that growth of our cloud-enabled subscribers and enterprise users on the MediaCentral platform continues to be very robust,” said Louis Hernandez, Jr, Chairman, President, and CEO of Avid. “Our Bookings and non-GAAP Revenue fell short of guidance due primarily to the transition of the storage product line, as some existing enterprise clients deferred normal upgrade and renewal decisions and new customers postponed investments until the release of functionality targeted to the enterprise market. We believe the enterprise-class functionality recently rolled out for NEXIS will set the course for improved growth, but not enough to make up the third quarter shortfall. In light of these factors and continued volatility in the enterprise market, we are more heavily risk-adjusting the timing of certain enterprise deals and reducing our financial guidance for full-year 2016.

“Continued momentum of key growth metrics and our improvement in Adjusted Free Cash Flow demonstrate that the transformation is on-track. We have executed $67 million of the $76 million savings we had planned for 2016 and delivered a $28 million sequential improvement in Adjusted Free Cash Flow in the quarter. We will continue to invest in growth areas and are working towards launching full cloud-enabled versions of the MediaCentral platform and the entire Avid Everywhere suite of products. As the platform matures and we position the company for growth, we expect we’ll continue to realize efficiencies, including additional opportunities of more than $30 million in annualized cost savings,” Mr. Hernandez concluded.

Financial Guidance

The Company updated its full-year 2016 guidance, as originally provided on March 15, 2016 and updated on August 3, 2016. The Company is reducing its full-year guidance for Bookings, non-GAAP Revenue, Adjusted EBITDA and Adjusted Free Cash Flow, as a result of the storage product transition and continued volatility in the enterprise market. The Company is improving its guidance for non-GAAP Operating Expenses, as a result of accelerated implementation of executed cost savings.

Updated Full-Year 2016 Financial Guidance (in millions)

Bookings (Constant Currency)	$415-$445
Bookings	$391-$421
Non-GAAP Revenue	$502-$517
Non-GAAP Operating Expenses	$247-$253
Adjusted EBITDA	$100-$107
Adjusted Free Cash Flow	($47)-($37)

Q4 2016 Financial Guidance (in millions)

Bookings (Constant Currency)	$115-$145
Bookings	$107-$137
Non-GAAP Revenue	$105-$120
Non-GAAP Operating Expenses	$56-$62
Adjusted EBITDA	$9-$16
Adjusted Free Cash Flow	($5)-$5

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations and cash flows could differ materially from those shown in the tables above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward Looking Statements” below as well as the Avid Technology Q3 2016 Business Update presentation posted on Avid’s investor relations website.

Avid includes non-GAAP financial measures in this press release, including non-GAAP Revenue, Adjusted EBITDA, Adjusted Free Cash Flow, non-GAAP Operating Income, non-GAAP Operating Expenses and non-GAAP Gross Margin. The Company also includes the operational metric of bookings, revenue backlog and recurring revenue bookings in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures in this release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are also included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com, which also includes definitions of the operational metrics.

The earnings release also includes forward-looking non-GAAP financial measures, including non-GAAP Revenue, Adjusted EBITDA, non-GAAP Operating Expenses and Adjusted Free Cash Flow. Reconciliations of these forward-looking non-GAAP financial measures were not included in the Earnings Release due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Conference Call

A conference call to discuss Avid's financial results for the third quarter of 2016 will be held on Wednesday, November 9, 2016 at 5:00 p.m. ET. The call will be open to the public and can be accessed by dialing 719-325-2463 and referencing confirmation code 4563906. You may also listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available on the Avid Investor Relations website shortly after the completion of the call.

Forward-Looking Statements

Certain information provided in this press release, including the tables attached hereto, include forward-looking statements that involve risks and uncertainties, including projections and statements about our anticipated plans, objectives, expectations and intentions. Among other things, this press release includes estimated results of operations for 2016, which estimates are based on a variety of assumptions about key factors and metrics that will determine our future results of operations, including, for example, anticipated market uptake of new products, realization of identified efficiency programs and market based cost inflation. Other forward-looking statements include, without limitation, statements based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating results and expenses; earnings; bookings; backlog; revenue backlog conversion rate; product mix and free cash flow; our long-term and recent cost savings initiatives and the anticipated benefits therefrom; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our liquidity and ability to raise capital; the anticipated benefits of the Orad acquisition, including estimated synergies, including effects on future financial and operating results; and our liquidity. The projected future results of operations, and the other forward-looking statements in this release are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, including cost savings initiatives, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue, based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; the identified material weaknesses in our internal control over financial reporting; and the possibility of legal proceedings adverse to our company. Moreover, the business may be adversely affected by future legislative, regulatory or changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are set forth in our public filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

About Avid

Through Avid Everywhere™, Avid delivers the industry's most open, innovative and comprehensive media platform connecting content creation with collaboration, asset protection, distribution and consumption. Media organizations and creative professionals use Avid solutions to create the most listened to, most watched and most loved media in the world-from the most prestigious and award-winning feature films, to the most popular television shows, news programs and televised sporting events, as well as a majority of today’s most celebrated music recordings and live concerts. Industry leading solutions include Pro Tools®, Media Composer®, ISIS®, Avid NEXIS™, Interplay®, ProSet and RealSet, Maestro, PlayMaker, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2016 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid Everywhere, Avid NEXIS, iNEWS, Interplay, ISIS, AirSpeed, MediaCentral, Media Composer, Pro Tools, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net revenues:
Products	$63,740	$88,945	$223,841	$245,124
Services	55,279	48,491	172,794	121,665
Total net revenues	119,019	137,436	396,635	366,789

Cost of revenues:
Products	26,793	32,256	82,405	92,416
Services	14,885	15,416	45,126	46,054
Amortization of intangible assets	1,950	1,950	5,850	2,113
Total cost of revenues	43,628	49,622	133,381	140,583
Gross profit	75,391	87,814	263,254	226,206

Operating expenses:
Research and development	19,953	25,225	62,791	71,708
Marketing and selling	27,231	31,564	89,027	92,420
General and administrative	13,822	15,834	48,359	52,646
Amortization of intangible assets	567	786	2,135	1,568
Restructuring costs, net	5,314	—	7,878	539
Total operating expenses	66,887	73,409	210,190	218,881

Operating income	8,504	14,405	53,064	7,325

Interest and other expense, net	(4,707)	(2,519)	(14,049)	(4,681)
Income before income taxes	3,797	11,886	39,015	2,644
(Benefit from) provision for income taxes	(5,321)	768	(3,983)	(4,221)
Net income	$9,118	$11,118	$42,998	$6,865

Net income per common share – basic and diluted	$0.23	$0.28	$1.08	$0.17

Weighted-average common shares outstanding – basic	40,194	39,231	39,814	39,417
Weighted-average common shares outstanding – diluted	40,476	39,750	39,950	40,727

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Non-GAAP revenue
GAAP revenue	$119,019	$137,436	$396,635	$366,789
Amortization of acquired deferred revenue	—	—	594	—
Non-GAAP revenue	119,019	137,436	397,229	366,789

Non-GAAP gross profit
GAAP gross profit	75,391	87,814	263,254	226,206
Amortization of acquired deferred revenue	—	—	594	—
Amortization of intangible assets	1,950	1,950	5,850	2,113
Stock-based compensation	157	183	488	652
Non-GAAP gross profit	77,498	89,947	270,186	228,971

Non-GAAP operating expenses
GAAP operating expenses	66,887	73,409	210,190	218,881
Less Amortization of intangible assets	(567)	(786)	(2,135)	(1,568)
Less Stock-based compensation	(1,571)	(2,206)	(5,628)	(7,080)
Less Restructuring costs, net	(5,314)	—	(7,878)	(539)
Less Restatement costs	(38)	(287)	(186)	(988)
Less Acquisition, integration and other recoveries (costs)	336	(1,965)	(458)	(7,640)
Less Efficiency program costs	(1,338)	—	(3,338)	—
Non-GAAP operating expenses	58,395	68,165	190,567	201,066

Non-GAAP operating income
GAAP operating income	8,504	14,405	53,064	7,325
Amortization of acquired deferred revenue	—	—	594	—
Amortization of intangible assets	2,517	2,736	7,985	3,681
Stock-based compensation	1,728	2,389	6,116	7,732
Restructuring costs, net	5,314	—	7,878	539
Restatement costs	38	287	186	988
Acquisition, integration and other (recoveries) costs	(336)	1,965	458	7,640
Efficiency program costs	1,338	—	3,338	—
Non-GAAP operating income	19,103	21,782	79,619	27,905

Adjusted EBITDA
Non-GAAP Operating Income (from above)	19,103	21,782	79,619	27,905
Depreciation	3,762	3,168	11,184	10,257
Adjusted EBITDA	22,865	24,950	90,803	38,162

Adjusted free cash flow
GAAP net cash used in operating activities	(3,909)	(9,873)	(48,925)	(36,087)
Capital expenditures	(2,360)	(4,368)	(9,681)	(11,110)
Restructuring payments	1,496	316	8,981	1,052
Restatement payments	—	—	—	3,624
Acquisition, integration and other payments	196	3,368	1,817	4,958
Efficiency program payments	1,947	—	5,530	—
Adjusted free cash flow	$(2,630)	$(10,557)	$(42,278)	$(37,563)

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$47,717	$17,902
Accounts receivable, net of allowances of $8,491 and $9,226 at September 30, 2016 and December 31, 2015, respectively	40,850	58,807
Inventories	55,634	48,073
Prepaid expenses	6,901	6,548
Other current assets	7,104	6,119
Total current assets	158,206	137,449
Property and equipment, net	32,969	35,481
Intangible assets, net	25,245	33,219
Goodwill	32,643	32,643
Long-term deferred tax assets, net	2,028	2,011
Other long-term assets	11,827	7,123
Total assets	$262,918	$247,926

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$25,852	$45,511
Accrued compensation and benefits	27,439	28,124
Accrued expenses and other current liabilities	33,434	35,354
Income taxes payable	658	1,023
Short-term debt	5,000	5,000
Deferred revenues	157,468	189,887
Total current liabilities	249,851	304,899
Long-term debt	188,301	95,950
Long-term deferred tax liabilities, net	1,367	3,443
Long-term deferred revenues	82,540	158,495
Other long-term liabilities	13,592	14,711
Total liabilities	535,651	577,498

Stockholders’ deficit:
Common stock	423	423
Additional paid-in capital	1,043,563	1,055,838
Accumulated deficit	(1,276,369)	(1,319,318)
Treasury stock at cost	(34,784)	(58,336)
Accumulated other comprehensive loss	(5,566)	(8,179)
Total stockholders’ deficit	(272,733)	(329,572)
Total liabilities and stockholders’ deficit	$262,918	$247,926

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net income	$42,998	$6,865
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	19,169	13,936
Provision (recovery) for doubtful accounts	890	(175)
Stock-based compensation expense	6,116	7,731
Non-cash provision for restructuring	1,137	—
Non-cash interest expense	7,935	1,544
Unrealized foreign currency transaction losses (gains)	2,021	(5,098)
Benefit for deferred taxes	(5,187)	(6,504)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	17,057	6,844
Inventories	(7,561)	4,028
Prepaid expenses and other current assets	(1,493)	1,772
Accounts payable	(19,627)	4,932
Accrued expenses, compensation and benefits and other liabilities	(4,384)	(17,764)
Income taxes payable	347	1,268
Deferred revenues	(108,343)	(55,466)
Net cash used in operating activities	(48,925)	(36,087)

Cash flows from investing activities:
Purchases of property and equipment	(9,681)	(11,110)
Payments for business and technology acquisitions, net of cash acquired	—	(65,967)
Increase in other long-term assets	(17)	(575)
Increase in restricted cash	(4,544)	(1,047)
Net cash used in investing activities	(14,242)	(78,699)

Cash flows from financing activities:
Proceeds from long-term debt	100,000	120,401
Repayment of debt	(2,500)	—
Payments for repurchase of common stock	—	(7,999)
Cash paid for capped call transaction	—	(10,125)
Proceeds from the issuance of common stock under employee stock plans	5,914	3,113
Common stock repurchases for tax withholdings for net settlement of equity awards	(803)	(1,442)
Proceeds from revolving credit facilities	25,000	49,500
Payments on revolving credit facilities	(30,000)	(39,500)
Payments for credit facility issuance costs	(5,020)	(1,193)
Net cash provided by financing activities	92,591	112,755

Effect of exchange rate changes on cash and cash equivalents	391	(1,045)
Net increase (decrease) in cash and cash equivalents	29,815	(3,076)
Cash and cash equivalents at beginning of period	17,902	25,056
Cash and cash equivalents at end of period	$47,717	$21,980

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in thousands)

	September 30,	June 30,	September 30,
Revenue Backlog*	2016	2016	2015

Pre-2011	$3,364	$8,732	$37,885
Post-2010	$236,644	$258,420	$326,622
Deferred Revenue	$240,008	$267,152	$364,507
Other Backlog	$197,153	$197,591	$148,776
Total Revenue Backlog	$437,161	$464,743	$513,283

Post 2010	$433,797	$456,011	$475,398

The expected timing of recognition of revenue backlog as of September 30, 2016 is as follows:

	2016	2017	2018	Thereafter	Total
Orders executed prior to January 1, 2011	$2,268	$952	$144	$—	$3,364
Orders executed or materially modified on or after January 1, 2011	$46,235	$101,735	$43,433	$45,242	$236,645
Other Backlog	$31,632	$78,312	$27,995	$59,213	$197,152
Total Revenue Backlog	$80,135	$180,999	$71,572	$104,455	$437,161

*A definition of Revenue Backlog is included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.

Note: current estimates could change based on a number of factors, including (i) the timing of delivery of products and services, (ii) customer cancellations or change order, (iii) changes in the estimated period of time Implied Maintenance Release PCS is provided to customers, including as a result of changes in business practices.

Media Contact
Sara Griggs
Avid
310.821.0801
sara.griggs@avid.com

Investor Contact
Robert Roose
Avid
978.640.3375
robert.roose@avid.com